Exhibit 99.1

Papa Murphy’s Holdings, Inc. Reports First Quarter 2017 Results;
Announces Closing of Denver Refranchising Transactions;
Reiterates Full-Year EBITDA Outlook/Increases Full-Year Cash-Flow Outlook

Vancouver, WA, May 10, 2017 (Globe Newswire) - Papa Murphy’s Holdings, Inc. (NASDAQ: FRSH) today announced financial results for its first quarter ended April 3, 2017.
Key financial highlights for the first quarter of 2017 include the following:

•	Revenue was $32.0 million compared to $33.0 million in the first quarter of 2016.

•	Domestic system comparable store sales decreased 5.0%, including a 4.5% decrease at domestic franchisee-owned stores and a 9.9% decrease at company-owned stores, compared to the first quarter of 2016.

•
Selling, general and administrative expense was $17.2 million and included $8.3 million related to the quarterly deficit at the advertising-fund (ADF) and $2.2 million related to one-time severance and restructuring costs; the company expects this deficit to largely reverse throughout the balance of the fiscal year.

•
Net Loss was $5.4 million, or $0.32 per diluted share, compared to Net Income of $642,000, or $0.04 per diluted share in the prior year quarter; the quarterly ADF deficit and one-time severance and restructuring costs adversely affected the reported Net Loss by $6.3 million, or $0.37 per diluted share.

•
EBITDA(1) was $(4.9) million, compared to $5.0 million in the prior year first quarter; the quarterly ADF deficit and one-time severance and restructuring costs adversely affected EBITDA by $10.5 million.

•	Franchise-owners opened seven new stores in the quarter, including six units in the U.S.

•	Subsequent to the quarter end the company closed on the refranchising of seven company-owned stores in the Denver market.

Jean Birch, Board Chair and interim Chief Executive Officer of Papa Murphy's Holdings, Inc., stated, “We firmly believe that the key to long-term and sustainable growth of shareholder value is an engaged and thriving franchise base. Obviously, the overall results of our national cable TV test were disappointing, but these learnings reinforce our focus on facilitating growth for our franchise owners through local store marketing, product innovation and improved customer convenience. The progress we've made on our refranchising strategy, along with our recent restructuring, will allow us to more effectively manage our resources in support of our franchise owners. We believe we now have the right people focused on the right things to return this business to sustained growth and profitability, creating long-term value for all of our stakeholders.”
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(1)
EBITDA is a non-GAAP measure. For a reconciliation of EBITDA to GAAP net income/(loss) and discussion of why we consider EBITDA to be a useful measure, see the financial tables accompanying this release and the paragraph below entitled “Non-GAAP Financial Measures.”

Key Operating Metrics

	Three Months Ended
	April 3, 2017	March 28, 2016
Domestic comparable store sales:
Franchised stores	(4.5)%	(2.8)%
Company-owned stores	(9.9)%	(2.8)%
Combined	(5.0)%	(2.8)%

System-wide sales ($’s in 000s)	$225,610	$236,851

EBITDA ($’s in 000s)	$(4,872)	$4,996

Store Count
Franchised	1,357	1,378
Company-owned	168	135
International	41	42
System-wide	1,566	1,555
We use a variety of operating and performance metrics to evaluate the performance of our business. Below is a description of our key operating metrics:
Comparable Store Sales represents the change in year-over-year sales for domestic comparable stores. A comparable store is a store that has been open for at least 52 full weeks from the comparable date (the Tuesday following the opening date). As of the end of the first quarter of 2017 and 2016, we had 1,436 and 1,407 domestic comparable stores, respectively.
System-wide Sales include net sales by all of our company-owned and franchisee-owned stores.
2017 Financial Outlook
Based on current information, Papa Murphy’s Holdings, Inc. is providing the following guidance for the second quarter of 2017, which ends on July 3,2017, and full-year outlook for fiscal 2017, which ends on January 1, 2018:

•	Second quarter domestic system-wide comparable store sales decline in the low-to-mid single digits, compared to the second quarter of 2016;

•	Full-year domestic system-wide comparable store sales growth in the range of -2% to flat, compared to previous guidance of flat to +2%;

•	Full-year domestic franchise new store openings of between 60 and 75 units, compared to previous guidance of around 75 units;

•	Full-year refranchising of at least 15 company-owned units;

•
Full-year selling, general and administrative expenses of approximately $28 million, including one-time severance and restructuring costs estimated at $2.6 million, compared to previous guidance of approximately $30 million, including approximately $2.6 million related to one-time severance and restructuring;

•	Full-year EBITDA, excluding one-time severance and restructuring costs, of at least $24 million, consistent with previous guidance;

•	Full-year Capex, net of cash proceeds from refranchising, in the range of $3 million to $4 million, compared to previous guidance of $5 million to $7 million.

•	Cash Flow from Operations less Capex, net of cash proceeds from refranchising, of at least $15 million, compared to previous guidance of at least $13 million;

•	Full-year effective book tax rate of approximately 43.8%, compared to previous guidance of approximately 41.7%; and

•	Diluted share-count of approximately 16.8 million.
Conference Call
Papa Murphy’s Holdings, Inc. will host a conference call to discuss the first quarter financial results on Wednesday, May 10, 2017 at 5:00 p.m. Eastern Time. The conference call can be accessed live over the phone by dialing 877-407-3982 or for international callers by dialing 201-493-6780. A replay will be available after the call and can be accessed by dialing 844-512-2921 or for international callers by dialing 412-317-6671; the passcode is 13658896. The replay will be available until Wednesday, May 17, 2017. The conference call will also be webcast live from the Company’s corporate website at investors.papamurphys.com, under the “Events & Presentations” page. An archive of the webcast will be available at this location shortly after the call has concluded.
About Papa Murphy’s
Papa Murphy’s Holdings, Inc. (Nasdaq: FRSH) is a franchisor and operator of the largest Take ‘n’ Bake pizza brand in the United States, selling fresh, hand-crafted pizzas ready for customers to bake at home. The company was founded in 1981 and currently operates more than 1,500 franchised and corporate-owned fresh pizza stores in 39 States, Canada, and United Arab Emirates. Papa Murphy’s core purpose is to bring all families together through food people love with a goal to create fun, convenient and fulfilling family dinners. In addition to scratch-made pizzas, the company offers a growing menu of grab ‘n’ go items, including salads, sides and desserts. Order online today at www.papamurphys.com.
Forward-looking Statements
This press release, as well as other information provided from time to time by Papa Murphy's Holdings, Inc. or its employees, may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Forward-looking statements give the Company's current expectations and projections relating to the Company's financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “guidance,” “anticipate,” “estimate,” “expect,” “forecast,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
Forward-looking statements in this press release include statements relating to the Company’s projected comparable store sales growth, projected new store openings, projected selling, general, and administrative expenses, including projected severance and restructuring costs, projected EBITDA, projected capital expenditures, projected cash proceeds from refranchising, projected cash flow from operations, projected effective tax rate, projected diluted share count, future financial or operational results and business strategy.
Any such forward-looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company's control) and assumptions. Although the Company believes any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in any forward-looking statements. Please refer to the risk factors discussed in the Company’s annual report on Form 10-K for the fiscal year ended January 2, 2017, (which can be found at the SEC’s website www.sec.gov); each such risk factor is specifically incorporated into this press release. Should one or more of these risks or uncertainties materialize, the Company's actual results may vary in material respects from those projected in any forward-looking statements.
Any forward-looking statement made by the Company in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
To supplement its financial information presented in accordance with generally accepted accounting principles (GAAP), the Company is also providing with this press release the non-GAAP financial measure of EBITDA. EBITDA is not derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (loss) (the most comparable GAAP financial measure to EBITDA). The Company’s management believes that EBITDA is helpful as an indicator of the current financial performance of the Company because EBITDA reflects the additions and eliminations of various income statement items that management does not consider indicative of ongoing operating results. We have provided reconciliations of EBITDA to GAAP net income (loss) in the financial tables accompanying this release.
The Company is also providing with this press release of forward looking estimates of the non-GAAP financial measures of EBITDA, excluding one-time severance and restructuring costs, and cash Flow from Operations, less Capex. We do not, however, provide reconciliations of these forward-looking non-GAAP measures to the most comparable GAAP measure because of the inherent difficulty in forecasting and quantifying various adjustments that are necessary for these reconciliations and, accordingly, the reconciling information cannot be obtained without unreasonable effort.

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands of dollars, except share and per share data)

	Three Months Ended
	April 3, 2017	March 28, 2016
	Unaudited	Unaudited
Revenues
Franchise royalties	$10,034	$10,496
Franchise and development fees	601	954
Company-owned store sales	20,775	20,674
Other	584	861
Total revenues	31,994	32,985

Costs and Expenses
Store operating costs:
Cost of food and packaging	7,215	7,272
Compensation and benefits	6,334	5,734
Advertising	2,128	2,166
Occupancy	1,701	1,375
Other store operating costs	2,222	2,291
Selling, general, and administrative	17,213	9,055
Depreciation and amortization	3,117	2,715
Loss on disposal or impairment of property and equipment	9	54
Total costs and expenses	39,939	30,662

Operating (Loss) Income	(7,945)	2,323

Interest expense, net	1,227	1,179
Other expense, net	44	42
(Loss) Income Before Income Taxes	(9,216)	1,102

(Benefit from) provision for income taxes	(3,802)	460
Net (Loss) Income	$(5,414)	$642

(Loss) earnings per share of common stock
Basic	$(0.32)	$0.04
Diluted	$(0.32)	$0.04
Weighted average common stock outstanding
Basic	16,839,244	16,716,610
Diluted	16,839,244	16,753,294

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Selected Balance Sheet Data
(In thousands of dollars)
(unaudited)

	April 3, 2017	January 2, 2017
Cash and cash equivalents	$449	$2,069
Total current assets	9,462	13,116
Total assets	268,140	273,872
Total current liabilities	26,580	22,900
Long-term debt, net of current portion	100,449	100,965
Total stockholders’ equity	96,309	101,496

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net (Loss) Income to EBITDA
(In thousands of dollars)

	Three Months Ended
	April 3, 2017	March 28, 2016
Net (Loss) Income As Reported	$(5,414)	$642
Depreciation and amortization	3,117	2,715
(Benefit from) provision for income taxes	(3,802)	460
Interest expense, net	1,227	1,179
EBITDA	$(4,872)	$4,996

EBITDA margin (1)	(15.2)%	15.1%

(1)	EBITDA margin is calculated by dividing EBITDA by total revenues.

Investor Contact:
Alexis Tessier, ICR
papamurphys-ir@icrinc.com
877-747-7272

Media Contact:
Christine Beggan, ICR
christine.beggan@icrinc.com
203-682-8329